UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 30, 2023

Date of Report (Date of earliest event reported)

CCFNB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-19028	23-2254643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

232 East Street

Bloomsburg, PA 17815

(Address of principal executive offices)

570-784-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 8.01 Other Events.

On August 30, 2023, CCFNB Bancorp, Inc. ("CCFNB"), jointly issued a press release with Muncy Bank Financial, Inc. (Muncy"), announcing that CCFNB has received the regulatory approvals and waivers from the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation and the Federal Reserve Bank of Philadelphia necessary to complete the proposed strategic mergers of equals between CCFNB and Muncy and each company's respective bank subsidiary. CCFNB and Muncy anticipate completing the transaction on November 11, 2023, subject to the approval by CCFNB and Muncy shareholders and the satisfaction of other customary closing conditions. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 30, 2023

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:     August 30, 2023

CCFNB Bancorp, Inc.

By:     /s/ Jeffrey T. Arnold

Name: Jeffrey T. Arnold, CPA, CIA

Title:   Executive Vice President & Chief Financial Officer